                                                                      EXHIBIT 20

Volkswagen Credit Auto Master Trust 1996-1
--------------------------------------------


                                 Distribution Date Statement: July 15, 1999



a.       Aggregate Amount of Collections                                                     $467,731,365.54
         Aggregate Amount of Interest Collections                                            $  4,624,162.90
         Aggregate Amount of Principal Collections                                           $463,107,202.64
         Investment Proceeds                                                                 $          0.00

b.       Series Allocation Percentage                                                                 100.00%
         Floating Allocation Percentage                                                                53.40%
         Fixed Allocation Percentage                                                                     N/A

c.       Total Amount Distributed on Series 1996-1                                           $  1,608,593.75

d.       Amount of Such Distribution Allocable to Principal on 1996-1                        $          0.00

e.       Amount of Such Distribution Allocable to Interest on 1996-1                         $  1,608,593.75

f.       Investor Default Amount                                                             $          0.00

g.       Draw Amount                                                                         $          0.00

h.       Investor Charge Offs                                                                $          0.00
         Amounts of Reimbursements                                                           $          0.00

i.       Monthly Servicing Fee                                                                          1.00%

j.       Expected Controlled Distribution Amount                                             $          0.00

k.       Invested Amount                                                                     $375,000,000.00

l.       Pool Factor                                                                                  100.00%

m.       Available Subordinated Amount                                                       $ 65,174,349.87

n.       Reserve Fund Balance                                                                $  1,875,000.00

o.       Principal Funding Account Balance                                                   $          0.00
         Yield Supplement Account Balance                                                    $  1,875,000.00

VW CREDIT, INC.  SERVICER                                                           Page  1
16-Jul-99
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------


TRANSACTION SUMMARY
-------------------
                                                                  From          To     Days
                                                                  ----          --     ----
Current Interest Period                                         6/15/99       7/14/99    30

Series Allocation Percentage                                         100.00%


Initial Principal Balance                                   $375,000,000.00
Outstanding Principal Balance                               $375,000,000.00
Principal Balance of Receivables for Determination Date     $625,527,375.54
Amount Invested in Receivables on Series Issuance Date      $375,000,000.00
Initial Invested Amount                                     $375,000,000.00
Invested Amount at the Beginning of Period                  $375,000,000.00
Invested Amount                                             $375,000,000.00
Required Subordinated Amount                                $ 65,174,349.87
Excess Funded Amount                                        $          0.00

Available Subordinated Amount (previous period)             $103,866,959.75

Incremental Subordinated Amount (previous period)           $ 10,381,509.74

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                    $  1,875,000.00
Yield Supplement Account Beginning Balance                  $  1,875,000.00
Yield Supplement Account Required Amount                    $  1,875,000.00

Reserve Fund Initial Deposit                                $  1,875,000.00
Reserve Fund Required Amount                                $  1,875,000.00
Reserve Fund Beginning Balance                              $  1,875,000.00


Outstanding Carryover Amount - Beginning Balance            $          0.00
Yield Supplement Account Draw Amount                        $          0.00
Outstanding Carryover Amount - Ending Balance               $          0.00
Yield Supplement Account Balance - Ending Balance           $  1,875,000.00
Yield Supplement Account Required Deposit Amount            $          0.00

Reserve Fund Draw Amount                                    $          0.00
Reserve Fund Ending Balance                                 $  1,875,000.00

Reserve Fund Required Deposit Amount                        $          0.00

1-month LIBOR Rate (annualized)                                   4.9875000%
Certificate Coupon (annualized)                                   5.1475000%
Prime Rate (annualized)                                           7.7500000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.7625000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                     $702,223,356.40
Pool Balance at the Ending of Period                        $654,700,547.89
Average Aggregate Principal Balance                         $678,461,952.15


Aggregate Principal Collections                             $463,107,202.64

New Principal Receivables                                   $415,584,574.52
Receivables Added for Additional Accounts                   $          0.00
Investor Default Amount                                     $          0.00
Net Losses                                                  $          0.00
Monthly Interest Accrued, but not Paid                      $          0.00
Ineligible Receivables                                      $          0.00

Ineligible Receivables in Prior Collection Period           $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts  $          0.00

MISCELLANEOUS DATA
------------------


Recoveries on Receivables Written Off                       $          0.00
Spread Over Prime for Portfolio                                        0.16%
Weighted Average Interest Rate                                         7.91%



PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------


Net losses as a % of Avg. Receivables Balance (annualized)        0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                 $ 41,889,560.14
Used Vehicle Percentage                                           6.398%
Used Vehicle Percentage During Last Collection Period             6.133%
Early Amortization Event?                                         NO
Largest Dealer or Dealer Affiliation Balance                      $ 22,637,922.25
Largest Dealer Percentage                                         3.224%

Aggregate Principal Amount of Receivables of Dealers over 2%      $ 17,725,024.18
Aggregate % Principal Amount of Receivables of Dealers over 2%    2.207%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                   $467,731,365.54
Aggregate Amount of Interest Collections                          $  4,624,162.90

Investment Proceeds                                               $          0.00
Aggregate Amount of Principal Collections                         $463,107,202.64
Asset Receivables Rate                                            7.144%
Use Asset Receivables Rate?                                       NO
Carryover Amount (this Distribution Date)                         N/A
Total Carryover Amount                                            N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                              68.26%
Previous Collection Period Monthly Payment Rate                   56.85%
Monthly Payment Rate 3 months ago                                 60.33%
3-month Average Payment Rate                                      61.81%
12-month Minimum Payment Rate                                     56.85%
Early Amortization Event?                                         NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                          YES
Last Day of Revolving Period                                      N/A
Invested Amount as of Last Day of Revolving Period                N/A
Accumulation Period Length (months)                               N/A
First Accumulation Date                                           TO BE DETERMINED
Expected Final Payment Date                                       N/A
Required Participation Percentage                                 4.00%
Principal Funding Account Balance                                 $0.00

Principal Payment Amount                                          $0.00
Controlled Deposit Amount                                         $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                               $1,608,593.75
ii.   Monthly Servicing Fee Distribution                          $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                    $0.00
iv.  Investor Default Amount Distribution                         $0.00
v.  Outstanding Carryover Amount Distribution                     $0.00
vi. Yield Supplement Account Deposit Amount Distribution          $0.00
                                                                  -----
Excess Servicing                                                  $548,293.05

Excess Servicing (Previous Period)                                $693,833.47


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                 $0.0
Draw Amount                                                       $0.0

VW CREDIT, INC. -- SERVICER                                                                     Page 2
   16-Jul-99

                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                              Summary
                                                              -------



                    Collections                            Accrual         Distribution
                    -----------                      ----------------- --------------------
From:                    15-Jun-99
To:                      14-Jul-99
Days:                           30

LIBOR Rate               4.9875000%
(1 month)

Series #                    1   Active
VCI Rating:                N/A

TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
--------------------------------------------------

                                         Series                                             Excess      Required
Series                 Series          Allocation         Invested         Subordinated     Funded    Participation
Number                  Name           Percentage          Amount             Amount        Amount     Percentage
------                  ----           ----------          ------             ------        ------     ----------
                  Trust                                $375,000,000.00    $65,174,349.87     $0.00         N/A
1                 Series 1996-1         100.00%        $375,000,000.00    $65,174,349.87     $0.00        4.00%
                     Required         Outstanding
Series            Participation       Certificate
Number                Amount            Balance
------                ------            -------
                  $15,000,000.00
1                 $15,000,000.00    $375,000,000.00

VW  CREDIT, INC. -- SERVICER                                                                                                  Page 3
16-Jul-99
                                               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                             SERVICING CERTIFICATE
                                                             ---------------------



INITIAL AMOUNTS                                                                               EXCESS SPREAD
---------------                                                                                CALCULATION
                                                                                               -----------

Initial Invested Amount                            $375,000,000.00                         Weighted Average Rate Charged to    7.91%
                                                                                            Dealers
Invested Amount                                    $375,000,000.00                         LIBOR                               4.99%
Controlled Accumulation Amount                     $          0.00                         Certificate Rate (LIBOR+16 b.p.)    5.15%
Required Subordinated Amount                       $ 65,174,349.87                         Servicing Fee Rate                  1.00%
Annualized Servicing Fee Rate                                 1.00%                        Investor Net Losses                 0.00%
                                                                                                                               -----
First Controlled Accumulation Date                  TO BE DETERMINED                       Excess Spread                       1.76%
Accumulation Period Length (months)                      N/A
Expected Final Payment Date                              N/A
Initial Settlement Date                                  28-Mar-96
Required Participation Percentage                             4.00%
Subordinated Percentage                                      14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
---------------------                                   -----              ------                 ------            ------
Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $65,174,349.87       $0.00
  Floating Allocation Percentage                             53.40%              53.40%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $463,107,202.64     $463,107,202.64             N.A.              N.A.
New Principal Receivables                          $415,584,574.52     $415,584,574.52             N.A.              N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.              N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.              N.A.
Controlled Deposit Amount                          $          0.00                 N/A             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $72,595,133.64       $0.00
  Floating Allocation Percentage                             57.28%              57.28%


Non-Principal Receivables
-------------------------

Interest Collections                               $  2,469,386.80
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC. -- SERVICER                                                                                                   Page 4
16-Jul-99
                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                      SERVICING CERTIFICATE
                                      ---------------------



Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                      -------                --------
Available Subordination Amount (Previous)             $103,866,959.75        $103,547,299.22
  Required Subordination Draw Amount                            $0.00                  $0.00
  Reserve Fund Funds to Inv. Default Amount                     $0.00                  $0.00
  Excess Servicing (Previous Period)                  $    693,833.47        $    319,660.53
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $104,560,793.22        $103,866,959.75

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 65,174,349.87        $ 63,952,938.31

Incremental Subordinated Amount                       $ 11,602,921.30        $ 10,381,509.74
  Overconcentration Amount                            $ 17,725,024.18        $ 17,010,323.43

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                               $0.00                  $0.00
Reserve Fund Required Deposit                                   $0.00                  $0.00
Reserve Fund Deposit Amount                                     $0.00                  $0.00
Reserve Fund Release                                            $0.00                  $0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                        $  4,624,162.90        $  4,513,677.89
  Certificateholder Interest Collections              $  2,469,386.80        $  2,535,630.34
  Subordinate Interest Collections                    $    429,175.14        $    432,429.36
Investment Income                                               $0.00                  $0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  4,773,561.95        $  4,843,059.71

Interest Shortfall                                              $0.00                  $0.00
Additional Interest                                             $0.00                  $0.00
Carry-over Amount                                               $0.00                  $0.00
Carry-over Shortfall                                            $0.00                  $0.00
Additional Carry-over Shortfall                                 $0.00                  $0.00

Monthly Servicing Fee                                 $    565,384.96        $    570,733.83
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00